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                               LOUIS A. IATAROLA

                          Realty Appraisal Group, Ltd.

                        Tacony Music Hall o Second Floor
                             4819 Longshore Avenue
                             Philadelphia, PA 19135
                                     -----
                              Tel: (215) 331-1551
                              Fax: (215) 332-9266


                                                               October 31, 1997

Jay J. Eisner
Resource Asset Investment Trust
1521 Locust Street
Philadelphia, PA 19102

                      Re: 126-132 S. 18th Street
                          Philadelphia, Pennsylvania

Dear Mr. Eisner:

Appraiser consents to the use of their name and reference to the valuation amount from the following appraisal in the Resource Asset Investment Trust registration statement to be filed with the Securities and Exchange
Commission:


             Property                      Valuation Date
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       126-132 S. 18th Street              October 6, 1997


                                    Respectfully submitted,


                                    /s/ Louis A. Iatarola
                                    --------------------------------------------
                                    Louis A. Iatarola, MAI, SRA
LAI/bal